SCHEDULE 14A INFORMATION

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Alder BioPharmaceuticals, Inc.

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ALDER BIOPHARMACEUTICALS, INC.

11804 North Creek Parkway South

Bothell, WA 98011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2015

Dear Alder Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Alder BioPharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, May 19, 2015 at 10:00 a.m. local time at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355 for the following purposes:

1.	To elect the two nominees for director named herein to the Board of Directors to hold office until the 2018 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is March 25, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Mark Litton
Chief Business Officer, Treasurer and Corporate Secretary

Bothell, WA

April 9, 2015

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the internet, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ALDER BIOPHARMACEUTICALS, INC.

11804 North Creek Parkway South

Bothell, WA 98011

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

May  19, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Alder BioPharmaceuticals, Inc. (the “Company,” “Alder,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 9, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, May 19, 2015 at 10:00 a.m. local time at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355. For directions, please call the offices of Cooley LLP at 206.452.8700. Information on how to vote in person at the meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 25, 2015 will be entitled to vote at the Annual Meeting. On this record date, there were 37,924,938 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 25, 2015 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 25, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors; and

•	Ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on May 18, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 25, 2015.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the election of either nominee for directors without your instructions, but may vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015 without your instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each nominee for director and “For” the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 11804 North Creek Parkway South, Bothell, WA 98011.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 4, 2015, to our Corporate Secretary at 11804 North Creek Parkway South, Bothell, WA 98011, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2016 Annual Meeting of Stockholders is held before April l9, 2016 or after June 18, 2016, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2016 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) at the 2016 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on February 19, 2016 nor earlier than the close of business on January 20, 2016; provided, however, that if our 2016 Annual Meeting of Stockholders is held before April l9, 2016 or after June 18, 2016, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, votes “For,” “Against” and abstentions.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the two nominees to serve until the 2018 Annual Meeting of Stockholders receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect, however, Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 37,924,938 shares outstanding and entitled to vote. Thus, the holders of 18,962,469 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has nine members. As previously announced, one of our current directors, Mr. Davidson, whose term expires at the Annual Meeting, will not stand for reelection. After the Annual Meeting, the Board of Directors will have eight members. Including Mr. Davidson, there are three Class I directors whose term of office expires in 2015. If elected at the Annual Meeting, each of the nominees would serve until the 2018 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Because we completed our initial public offering in May 2014, we did not hold an annual meeting of stockholders in 2014.

The following table sets forth information with respect to the two nominees for election at the Annual Meeting and the directors whose terms of office will continue after the Annual Meeting, as of February 28, 2015:

Name	Age	Director Since	Position
Class I Directors—Nominees for Election at the Annual Meeting
Stephen M. Dow	59	April 2005	Chairman of the Board of Directors
A. Bruce Montgomery	61	October 2010	Director

Class II Directors—Continuing in Office until the 2016 Annual Meeting
Peter Bisgaard	41	April 2012	Director
Gary Bridger	52	November 2013	Director
Deepa R. Pakianathan	50	December 2007	Director

Class III Directors—Continuing in Office until the 2017 Annual Meeting
Randall C. Schatzman	60	January 2004	President, Chief Executive Officer and Director
Heather Preston	49	December 2007	Director
Clay B. Siegall	54	November 2005	Director

Each of the nominees was recommended for election by the Nominating and Corporate Governance Committee of the Board of Directors. Each of the nominees is currently a director of the Company. Each of the nominees was appointed to the Board of Directors prior to our initial public offering by the then current members of the Board of Directors to fill a vacant seat.

Directors are elected by a plurality of the votes of the holders of shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by Alder. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

Stephen M. Dow. Mr. Dow has served as a member of our Board of Directors since April 2005 and as our chairperson since September 2005. Mr. Dow has served as a General Partner with Sevin Rosen Funds, a venture capital firm, since 1983. During his time with Sevin Rosen Funds, Mr. Dow has served as a director on numerous boards of directors, both public and private. Mr. Dow currently serves on the board of directors of Citrix Systems Inc. and he previously served on the board of directors of Cytokinetics, Inc. from 1998 to 2013. Mr. Dow holds an M.B.A. and a B.A. in Economics from Stanford University.

The Nominating and Corporate Governance Committee believes that Mr. Dow is qualified to serve on our Board of Directors due to his diversity of experience in the development, financing and management of emerging technology and life sciences companies.

A. Bruce Montgomery, M.D. Dr. Montgomery has served as a member of our Board of Directors since October 2010. In 2010, Dr. Montgomery founded Cardeas Pharma and currently serves as its Chief Executive Officer. In 2001, he founded Corus Pharma and served as its Chief Executive Officer from 2001 through its acquisition in 2006 by Gilead Sciences. He continued on at Gilead post-acquisition until 2010 and served as Senior Vice President and Head of Respiratory Therapeutics, where he successfully led the approval of Cayston (aztreonam) as a treatment for cystic fibrosis patients. From 1993 to 2000, Dr. Montgomery held positions within the research and development group of PathoGenesis Corporation, a biotechnology company. From 1989 to 1993, Dr. Montgomery worked at Genentech, Inc., a biotechnology company. Dr. Montgomery currently serves on the board of directors of CytoDyn Inc., and he previously served on the board of directors of ZymoGenetics, Inc. from 2009 to 2010. Dr. Montgomery holds an M.D. and a B.S. in Chemistry from the University of Washington.

The Nominating and Corporate Governance Committee believes that Dr. Montgomery is qualified to serve on our Board of Directors due to his many years of research and development and executive management experience in the biotechnology industry, including overseeing the successful development of several approved products, including inhalable tobramycin and dornas alfa, or Pulmozyme.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Peter Bisgaard. Mr. Bisgaard has served as a member of our Board of Directors since April 2012. Since 2009, Mr. Bisgaard has been employed as a Partner at Novo Ventures (US) Inc., which provides certain consultancy services to Novo A/S, a Danish limited liability company. From 2001 to 2009, he was employed as a Partner in Novo A/S. From 1998 to 2001, Mr. Bisgaard served as a consultant with McKinsey & Co., a management consulting firm, where he focused on strategy development, mergers, acquisitions and alliances in various industries. Mr. Bisgaard currently serves on the board of directors of Nevro Corp., a publicly-held medical device company, and Otonomy Inc., a publicly-held biopharmaceutical company, and on numerous private company boards of directors. Mr. Bisgaard holds an M.Sc. from the Technical University of Denmark and has a post-graduate degree in Mathematical Modeling in Economics by the European Consortium for Mathematics in the Industry.

The Nominating and Corporate Governance Committee believes that Mr. Bisgaard is qualified to serve on our Board of Directors due to his extensive experience as an investor in, and director of, early stage biopharmaceutical and life sciences companies.

Gary Bridger, Ph.D. Dr. Bridger has served as a member of our Board of Directors since November 2013. Since January 2013, Dr. Bridger has served as the Executive Vice President of Research and Development at Xenon Pharmaceuticals Inc., a biopharmaceutical company. Dr. Bridger serves as a Managing Director at Five Corners Capital Inc., which has been appointed to manage the remaining portfolio of biotechnology and technology investments of Ventures West Capital Management, a venture capital firm. Dr. Bridger served as a venture partner for Ventures West from June 2010 to June 2012. From November 2006 to December 2007, Dr. Bridger served as Senior Vice President of Research and Development at Genzyme Corporation, a biotechnology company, which was acquired by Sanofi, S.A. Dr. Bridger co-founded AnorMED Inc. in 1996 and served as its Chief Scientific Officer at the time of its acquisition by Genzyme Corporation in 2006. Dr. Bridger currently serves on the board of directors of Aquinox Pharmaceuticals, Inc. and on numerous private company boards of directors. Dr. Bridger also serves on the Scientific Advisory Board of Alectos Therapeutics Inc. Dr. Bridger holds a Ph.D. in Organic Chemistry from the University of Manchester Institute of Science and Technology.

The Nominating and Corporate Governance Committee believes that Dr. Bridger is qualified to serve on our Board of Directors due to his depth of experience in the biotechnology industry including as an investor and serving in numerous executive officer and director roles.

Deepa R. Pakianathan, Ph.D. Dr. Pakianathan has served as a member of our Board of Directors since December 2007. Since 2001, Dr. Pakianathan has served as a Managing Member at Delphi Ventures, a venture capital firm focused on medical device and biotechnology investments. From 1998 to 2001, Dr. Pakianathan served as a Vice President in the healthcare group at JP Morgan Chase & Company, where she was involved in healthcare merger and acquisition transactions and public offerings for biotechnology companies. Dr. Pakianathan currently serves on the board of directors of Alexza Pharmaceuticals, Inc., Oncomed Pharmaceuticals, Inc. Calithera Biosciences, Inc. and Karyopharm Therapeutics, Inc. Dr. Pakianathan holds a Ph.D. and an M.S. from Wake Forest University, a B.Sc. from the University of Bombay, India and an M.Sc. from The Cancer Research Institute at the University of Bombay, India.

The Nominating and Corporate Governance Committee believes that Dr. Pakianathan is qualified to serve on our Board of Directors due to her experience as a venture capital investor in and director of multiple biotechnology companies, as well as her experience as a biotechnology investment banker.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Randall C. Schatzman, Ph.D. Dr. Schatzman has served as our President, Chief Executive Officer and director since he co-founded the company, which commenced operations in January 2004. From 1999 to 2004, Dr. Schatzman served as Senior Vice President of Discovery Research at Celltech R&D, Inc., a wholly-owned subsidiary of Celltech Group plc, a biopharmaceutical company, where he led a group of scientists responsible for much of the therapeutic antibody pipeline for Celltech. From 1995 to 1999, Dr. Schatzman served as Director of Gene Discovery at Mercator Genetics Inc., a genomics company. From 1987 to 1995, Dr. Schatzman served as Section Leader at Roche Bioscience, previously Syntex Corp., a subsidiary of Roche Holdings Ltd., a biotechnology company, where he helped found the Cancer and Developmental Biology Institute. Dr. Schatzman holds a Ph.D. in Molecular Pharmacology from Emory University and a B.S. in Biochemistry from Purdue University.

The Nominating and Corporate Governance Committee believes that Dr. Schatzman is qualified to serve on our Board of Directors due to his extensive knowledge of our company and his extensive background in the biotechnology industry.

Heather Preston, M.D. Dr. Preston has served as a member of our Board of Directors since December 2007. Since 2005, Dr. Preston has served as a Managing Director at TPG BioTech, a biotechnology venture capital firm. Prior to joining TPG BioTech, Dr. Preston served for two years as a medical device and biotechnology venture capital investor at JP Morgan Partners, LLC, a private equity firm. Prior to that, she was an Entrepreneur-in-Residence at New Enterprise Associates, a venture capital firm. From 1997 to 2002, Dr. Preston served as a leader of the pharmaceutical and medical products consulting practice at McKinsey & Co. in New York. Dr. Preston currently serves on the board of directors of Otonomy and on numerous private company boards of directors. Dr. Preston holds an M.D. from the University of Oxford and a B.S. in biochemistry from the University of London.

The Nominating and Corporate Governance Committee believes that Dr. Preston is qualified to serve on our Board of Directors due to her substantial experience as an investor in early stage biopharmaceutical and life sciences companies, as well as her experience at McKinsey & Co. advising large pharmaceutical companies.

Clay B. Siegall, Ph.D. Dr. Siegall has served as a member of our Board of Directors since November 2005. In 1998, Dr. Siegall co-founded Seattle Genetics, Inc. and currently serves as its President, Chief Executive Officer and Chairman of the Board of Directors. From 1991 to 1997, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute and the National Cancer Institute, National Institutes of Health from 1988 to 1991. In addition to Seattle Genetics, Dr. Siegall currently serves on the board of directors of Ultragenyx Pharmaceutical Inc. Dr. Siegall holds a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland.

The Nominating and Corporate Governance Committee believes that Dr. Siegall is qualified to serve on our Board of Directors to his experience in founding and building Seattle Genetics, his significant executive leadership experience and his role overseeing the successful development of an approved product.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market LLC (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of director’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Dow, Mr. Bisgaard, Dr. Bridger, Mr. Davidson (who is not standing for reelection), Dr. Montgomery, Dr. Pakianathan, Dr. Preston and Dr. Siegall. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with Alder. Dr. Schatzman, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with Alder.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent chair, Mr. Dow, who has authority, among other things, to call and preside over Board of Directors meetings, including meetings of the independent directors, and to set meeting agendas. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board of Directors. The Company believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Chairman of the Board can enhance the effectiveness of the Board of Directors as a whole.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met nine times during 2014. All directors except Mr. Montgomery attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served, held during the portion of 2014 for which they were directors or committee members, respectively. Mr. Montgomery was unable to attend three meetings of the Board of Directors because of scheduling conflicts.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2014 for each of the Board of Directors committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Stephen M. Dow					X	*
Peter Bisgaard	X
Gary Bridger			X
Aaron Davidson	X	*
A. Bruce Montgomery.					X
Deepa R. Pakianathan			X
Heather Preston	X				X
Clay B. Siegall			X	*

Total meetings in 2014:	4		4		0

*	Committee Chairperson

Below is a description of each committee of the Board of Directors.

The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary functions of this committee include:

•	reviewing disclosures by a prospective registered public accounting firm of relationships between such firm or its members and us or our personnel in financial oversight roles to determine independence of a prospective registered public accounting firm;

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	evaluating the performance and assessing qualifications of our independent registered public accounting firm and deciding whether to retain their services;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•	considering and adopting clear policies regarding pre-approval by our Audit Committee of our employment of individuals employed or formerly employed by our independent registered accounting firm and engaged on our account;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement;

•	reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing and discussing with management and our independent registered accounting firm, our guidelines and policies with respect to risk assessment and risk management, any management or internal control letters, and any conflicts or disagreements regarding financial reporting, accounting practices of policies or other matters significant to our financial statements or the report of our independent registered accounting firm;

•	considering and reviewing with our management, our independent registered accounting firm, and outside counsel or advisors, correspondence with regulatory or governmental agencies and any published reports that may raise material issues regarding our financial statements or accounting policies;

•	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters; and

•	reporting to our Board of Directors material issues in connection with our Audit Committee’s responsibilities.

The Audit Committee is composed of three directors: Mr. Bisgaard, Mr. Davidson and Dr. Preston. Mr. Davidson, who is not standing for reelection to our Board at the Annual Meeting, will cease being a member of the Audit Committee effective as of the conclusion of the Annual Meeting. Prior to the date of the Annual Meeting, our Nominating and Corporate Governance Committee and our Board intends to review the make-up of our Audit Committee and will determine a replacement for Mr. Davidson, in order to ensure the Company’s continued compliance with the NASDAQ listing standards and Rule 10A-3 of the Exchange Act.

The Audit Committee met four times during 2014. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://investor.alderbio.com/corporate-governance.cfm.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act). Our Board of Directors also determined that each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements.

The Board of Directors has also determined that Mr. Davidson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment Mr. Davidson’s level of knowledge and experience based on a number of factors, including formal education and experience. Prior to the date of the Annual Meeting, our Nominating and Corporate Governance Committee and our Board intends to review the knowledge and experience of our reconstituted Audit Committee to ensure that one or more members qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	recommending to our Board of Directors for determination and approval the compensation and other terms of employment of our chief executive officer and his performance in light of relevant corporate performance goals and objectives;

•	reviewing and approving the compensation and other terms of employment of our executive officers (other than our chief executive officer) and other employees, and corporate performance goals and objectives relevant to such compensation, and assessing the attainment of the prior year’s corporate goals and objectives;

•	appointing, compensating, and overseeing the work of compensation consultants, independent legal counsel or any other advisors engaged for the purpose of advising the committee after assessing the independence of such person in accordance with applicable NASDAQ rules;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	reviewing and recommending to our Board of Directors and administering the equity incentive plans, compensation plans, and similar programs advisable for us, as well as evaluating and approving modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements;

•	recommending to our Board of Directors compensation-related proposals to be considered at our annual meeting of stockholders;

•	preparing the Compensation Committee report required by the SEC to be included in our annual proxy statement;

•	reviewing and discussing with management any conflicts of interest raised by the work of a compensation consultant or advisor retained by our Compensation Committee or management and how such conflict is being addressed, and preparing any necessary disclosure in our annual proxy statement in accordance with applicable SEC rules; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

In addition, once the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in Proxy Statements and other filings.

The Compensation Committee is composed of three directors: Dr. Bridger, Dr. Pakianathan and Dr. Siegall. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards), are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m). The Compensation Committee met four times during 2014. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investor.alderbio.com/corporate-governance.cfm.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets semiannually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2014, the Compensation Committee formed a Non-Officer Stock Award Committee, currently composed of both (i) the Company’s Chief Executive Officer and (ii) either the Company’s Chief Business Officer or the Company’s Head of Human Resources, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity-based compensation awards to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the Non-Officer Stock Award Committee may not (1) grant awards covering more than an aggregate of 250,000 shares of common stock per fiscal quarter, (2) grant awards covering more shares than have been approved by the Company’s stockholders under the 2014 Equity Incentive Plan, (3) grant awards to the Company’s Section 16 reporting officers or to persons who are then serving on the Non-Officer Stock Award Committee, (4) grant an award covering more than 30,000 shares of common stock to any individual employee in any fiscal quarter, and (5) grant awards unless they are granted in accordance with the approved guidelines established by the Board of Directors of Compensation Committee; provided, however, that the Non-Officer Stock Award Committee can exceed such guideless by up to 20% in the discretion of the Non-Officer Stock Award Committee, if such increase is necessary as a result of a competitive or strategic hiring condition.

During the fourth quarter of 2013, our management engaged Mercer Consulting as compensation consultants to evaluate long and short-term executive compensation, director compensation and executive severance plans. Our Compensation Committee later ratified this engagement. Mercer reviewed our executive officer and director compensation relative to a peer group and against survey data available to Mercer. Mercer ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Based on these recommendations, we adopted a non-employee director compensation policy in March 2014 and adopted an Executive Severance Benefit Plan in May of 2014. Our non-employee director compensation policy is described under “Director Compensation” below and our Executive Severance Benefit Plan is described under “Executive Severance Benefit Plan” below. In addition, following our initial public offering, our Compensation Committee requested that Mercer update the previously provided executive cash compensation to provide updated market base salary levels. Our Compensation Committee considered the information provided by Mercer in approving base salary increases for certain of our executive officers and setting bonus target compensation in January 2015.

Compensation Committee Interlocks and Insider Participation

As noted above, the Company’s Compensation Committee consists of Dr. Bridger, Dr. Pakianathan and Dr. Siegall. None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors oversees our corporate governance function. The primary functions of this committee include:

•	reviewing periodically and evaluating director performance on our Board of Directors and its applicable committees, and recommending to our Board of Directors and management areas for improvement;

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors;

•	overseeing and reviewing our processes and procedures to provide information to our Board of Directors and its committees;

•	reviewing and recommending to our Board of Directors any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Nominating and Corporate Governance Committee is composed of three directors: Mr. Dow, Dr. Montgomery and Dr. Preston. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee did not meet during 2014. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://investor.alderbio.com/corporate-governance.cfm.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board of Directors retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 11804 North Creek Parkway South, Bothell, WA 98011. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on the Company’s website at http://investor.alderbio.com/corporate-governance.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In March 2014, the Board of Directors adopted Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed at http://investor.alderbio.com/corporate-governance.cfm.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the years ended December 31, 2014 and 2013, by PricewaterhouseCoopers LLP, the Company’s principal accountant.

	Year Ended
	2014	2013
	(in thousands)
Audit Fees(1)	$869	$167
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$869	$167

(1)	Includes the aggregate fees related to the audits of our annual consolidated financial statements and the reviews of our interim financial statements, services rendered in connection with the filing of our registration statements, including our Registration Statement on Form S-1 related to our initial public offering, and the issuance of comfort letters and consents.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2014 financial statements, the Company entered into an engagement agreement with PricewaterhouseCoopers LLP that sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Charter of the Audit Committee provides for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Mr. Peter Bisgaard

Mr. Aaron Davidson (Chair)

Dr. Heather Preston

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of January 31, 2015, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have based our calculation of beneficial ownership on 37,915,471 shares of common stock outstanding on January 31, 2015. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after January 31, 2015 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Alder BioPharmaceuticals, Inc. 11804 North Creek Parkway South, Bothell, WA 98011.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Sevin Rosen(1).	5,193,436	13.7%
Ventures West 8 Limited Partnership(2)	3,469,528	9.2
Novo A/S(3)	3,201,183	8.4
H.I.G. Ventures—Alder, LLC(4)	2,581,976	6.8
Entities affiliated with Delphi Ventures(5)	2,838,532	7.5
TPG Biotechnology Partners II, L.P.(6)	2,488,533	6.6
Named Executive Officers and Directors:
Randall C. Schatzman, Ph.D.(7)	689,745	1.8
John A. Latham, Ph.D.(8)	532,010	1.4
Mark J. Litton, Ph.D.(9)	412,369	1.1
Jeffrey T.L. Smith, M.D., FRCP(10)	258,189	*
Stephen M. Dow(1)(11)	5,458,554	14.4
Peter Bisgaard	—	—
Gary Bridger, Ph.D.(2)	3,469,528	9.2
Aaron Davidson(12)	—	—
A. Bruce Montgomery, M.D.(13)	33,094	*
Heather Preston, M.D.(14)	—	—
Deepa R. Pakianathan, Ph.D.(5)	2,838,532	7.5
Clay B. Siegall, Ph.D.(15)	93,360	*
All executive officers and directors as a group (14 persons)(16)	13,865,645	35.1

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)	Represents (a) 5,083,870 shares held by Sevin Rosen Fund IX L.P. (“SRFIX”), (b) 101,104 shares held by Sevin Rosen IX Affiliates Fund L.P. (“SRIX AFF”) and (c) 8,462 shares held by Sevin Rosen Bayless Management Company (“SRBMC”). SRB Associates IX LLC is the general partner of SRB Associates IX L.P. (“SRB AIX”), the general partner of SRFIX and SRIX AFF. Jon W. Bayless (“Bayless”), Stephen M. Dow (“Dow”), John V. Jaggers (“Jaggers”), Stephen L. Domenik (“Domenik”), Jackie R. Kimzey (“Kimzey”), David J. McLean (“McLean”), John T. Oxaal (“Oxaal”), Alan R. Schuele (“Schuele”) and Nicholas G. Sturiale (“Sturiale”) are members of SRB AIX, and as members are deemed to have shared voting and dispositive power of the shares held by SRF IX and SRIX AFF, and each disclaims beneficial ownership of these shares except to the extent of their proportionate interest in these shares. SRBMC beneficially owns 8,462 total preferred shares. Bayless, Dow, Jaggers, Domenik, Kimzey, McLean, Oxaal, Schuele and Sturiale are directors of SRBMC and as directors are deemed to have shared voting and dispositive power of the shares held by SRBMC and disclaim beneficial ownership with no pecuniary interest in these shares. The principal address of each of SRFIX, SRIX AFF and SRBMC is 13455 Noel Road, Suite 1670, Two Galleria Tower, Dallas, Texas 75240.
(2)	Represents 3,469,528 shares held by Ventures West 8 Limited Partnership. Five Corners Capital Inc., the general partner of Ventures West 8 Limited Partnership, has sole voting and investment power with respect to the shares held by Ventures West 8 Limited Partnership. The directors of Five Corners Capital Inc. are Dr. Bridger and Kenneth Galbraith. Dr. Bridger and Mr. Kenneth Galbraith disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for each of these entities is Suite 2500—700 West Georgia Street, Vancouver, BC, V7Y 1B3.
(3)	Represents 3,201,183 shares held by Novo A/S, a Danish limited liability company. The board of directors of Novo A/S, which consists of Sten Scheibye, Gôran Ando, Jeppe Christiansen, Steen Risgaard and Per Wold Olsen, has shared investment and voting control with respect to the shares held by Novo A/S and may exercise such control only with approval of a majority of the members of the Novo A/S board of directors. As such, no individual member of the Novo A/S board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo A/S. Mr. Bisgaard, a member of our Board of Directors, is employed by Novo Ventures (US) Inc., which provides certain consultancy services to Novo A/S. Mr. Bisgaard is not deemed a beneficial owner of, and does not have a reportable pecuniary interest in, the shares held by Novo A/S. The address for Novo A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.
(4)	Represents 2,581,976 shares purchased by H.I.G. Ventures—Alder, LLC. H.I.G.-GPII, Inc. is the manager of H.I.G. Ventures—Alder, LLC, and has shared voting and dispositive power with respect to the shares held by H.I.G. Ventures—Alder, LLC. H.I.G.-GPII, Inc. disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. Sami Mnaymneh and Anthony Tamer, the co-presidents, directors and sole shareholders of H.I.G.-GPII, Inc., have shared voting and dispositive power with respect to the shares held by H.I.G. Ventures-Alder, LLC. Messrs. Tamer and Mnaymneh may be deemed to be indirect beneficial owners of the reported securities, but disclaim beneficial ownership in the securities, except to the extent of any pecuniary interest in such securities. The address of each entity affiliated with H.I.G. Ventures—Alder, LLC is 1450 Brickell Avenue, Floor 31, Miami, FL 33131.
(5)	Represents (a) 2,810,429 shares held by Delphi Ventures VII, L.P. and (b) 28,103 shares held by Delphi BioInvestments VII, L.P. (together, the “Delphi Funds”). The general partner of each of the Delphi Funds is Delphi Management Partners VII, L.L.C. (“DMP VII”). The managing members of DMP VII are Deepa R. Pakianathan, James J. Bochnowski, David L. Douglass and Douglas A. Roeder. DMP VII and each of the foregoing managing members may be deemed a beneficial owner of the reported shares but each of disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with Delphi Ventures is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, CA 94025.
(6)

Represents 2,488,533 shares held by TPG Biotechnology Partners II, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar II, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar II Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by TPG Biotechnology Partners II, L.P. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by TPG Biotechnology Partners II, L.P. except to the extent of their pecuniary interest therein. The address of TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(7)	Represents (a) 109,921 shares held directly by Dr. Schatzman and (b) 579,824 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2015.
(8)	Represents (a) 208,988 shares held directly by Dr. Latham and (b) 323,022 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2015.
(9)	Represents (a) 81,859 shares held directly by Dr. Litton (50,859 of which shares are pledged as security for a loan), (b) 90,000 shares held in trust for the benefit of Mr. Litton’s minor children and (c) 240,510 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2015.
(10)	Represents 258,189 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2015.
(11)	Includes 265,118 shares held by The Dow Family Trust, for which Mr. Dow serves as a trustee.
(12)	Mr. Davidson is a Managing Director of an affiliate of H.I.G. Ventures—Alder, LLC. Mr. Davidson has no voting or investment power over and disclaims beneficial ownership of the shares held by H.I.G. Ventures—Alder, LLC. The address of Mr. Davidson is 1450 Bricknell Avenue, Floor 31, Miami, FL 33131.
(13)	Represents (a) 9,628 shares held directly by Dr. Montgomery and (b) 23,466 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2015.
(14)	Dr. Preston, a member of our Board of Directors, is a TPG Partner. Dr. Preston has no voting or investment power over and disclaims beneficial ownership of the shares held by TPG Biotechnology Partners II, L.P. The address of Dr. Preston is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(15)	Represents (a) 24,444 shares held directly by Dr. Siegall and (b) 68,916 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2015.
(16)	Represents (a) 12,292,117 shares held by our current directors and executive officers and (b) 1,573,528 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of February 28, 2015. Biographical information with regard to Dr. Schatzman is presented under “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position(s)
John A. Latham, Ph.D.	55	Chief Scientific Officer
Mark J. Litton, Ph.D.	47	Chief Business Officer, Treasurer and Secretary
Jeffrey T.L. Smith, M.D., FRCP	55	Senior Vice President, Translational Medicine
Larry K. Benedict	54	Senior Vice President, Finance
Randal A. Hassler	57	Senior Vice President, Pharmaceutical Operations

John A. Latham, Ph.D. Dr. Latham has served as our Chief Scientific Officer since he co-founded the company, which commenced operations in January 2004. From 1998 to 2004, Dr. Latham served as a director, senior director, and most recently as Vice President of Gene Function and Target Validation for Celltech Group plc. In 1994, Dr. Latham joined Darwin Molecular Corporation, a first-generation gene-to-drug biotechnology company, as a founding director, where he served from 1994 to 1998. Dr. Latham was one of the early scientists hired by Gilead Sciences, Inc., a biopharmaceutical company, and, from 1989 to 1994, he was a member of a core group established to exploit novel oligonucleotide-based technologies. Dr. Latham holds a Ph.D. in Biochemistry from Massachusetts Institute of Technology and a B.S. in Chemistry from Colorado State University.

Mark J. Litton, Ph.D. Dr. Litton has served as our Chief Business Officer, Treasurer and Secretary since he co-founded the company, which commenced operations in January 2004. From 1999 to 2004, Dr. Litton served as Vice President of Business Development for Celltech Group, where he was responsible for securing, commercializing and partnering numerous novel discoveries and therapeutic opportunities. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to Vice President Business Development after Chiroscience’s merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the Manager of Business Development for Ribozyme Pharmaceuticals Inc., currently Sirna Therapeutics, Inc., a biopharmaceutical company, where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc, currently GlaxoSmithKline plc, a biopharmaceutical company. From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough, now Merck & Co., a publicly-traded pharmaceutical company. Dr. Litton holds a Ph.D. in Immunology from Stockholm University, an M.B.A. from Santa Clara University and a B.S. in Biochemistry from the University of California, Santa Cruz.

Jeffrey T.L. Smith, M.D., FRCP. Dr. Smith has served as our Senior Vice President, Translational Medicine since 2012 and served in other senior management positions from April 2004 to 2012. From 1999 to 2004, Dr. Smith served as Senior Director of Medical Research for Celltech R&D, where he was responsible for planning and managing the CDP870 anti-TNF clinical trials for RA as well as several other key autoimmune clinical development programs. From 1997 to 1999, Dr. Smith served as Medical Director at Simbec Research Ltd., a contract research organization. From 1995 to 1997, Dr. Smith served as Head of Clinical Pharmacology at Hoechst Marion Roussel Ltd., a pharmaceutical company. From 1994 to 1995, Dr. Smith served as a Senior Clinical Physician at the Proctor and Gamble Company, a publicly-traded consumer products company, and from 1989 to 1994, he served as a Senior Research Physician in the clinical pharmacology department at Glaxo Research and Development Ltd., now a division of GlaxoSmithKline plc, a healthcare company. Dr. Smith holds an M.D. from the University of London and is a Fellow of the Royal College of Physicians in London.

Larry K. Benedict. Mr. Benedict has served as our Senior Vice President of Finance since January 2013 and prior to that served as our Vice President of Finance since June 2008. From 2000 to 2008, Mr. Benedict served in various positions at Seattle Genetics, Inc., a publicly-traded biotechnology company, most recently as Director of Finance and Controller. From 1998 to 2000, Mr. Benedict served as Chief Financial Officer at Sensible

Solutions, Inc., a financial software consulting company. From 1997 to 1998, Mr. Benedict served as Finance Manager at SmithKline Beecham Clinical Laboratories, now Quest Diagnostics Incorporated. From 1990 to 1997, he held various finance roles at Bristol-Myers Squibb Company, a biopharmaceutical company. Mr. Benedict holds a B.S. in Accounting from Central Washington University.

Randal A. Hassler. Mr. Hassler has served as our Senior Vice President of Pharmaceutical Operations since August 2014. From 2008 to 2014, Mr. Hassler served in various leadership positions at Seattle Biomedical Research Institute, a non-profit infectious disease research institute, most recently as Chief Operating Officer. From 1995 to 2007, he served in various leadership positions at Amgen Inc., a biopharmaceutical company, including Process Development, Quality Control, and Quality Assurance. From 1983 to 1995, Mr. Hassler served in a variety of research and development positions at Synergen Inc., a biotechnology company, which was acquired by Amgen in 1994. Mr. Hassler holds a B.S. in Microbiology from Indiana University and an M.S. in Microbiology from Colorado State University.

EXECUTIVE COMPENSATION

Our named executive officers (the “NEOs”) for the year ended December 31, 2014, which consist of our principal executive officer and the next three most highly compensated executive officers, are:

•	Randall C. Schatzman, Ph.D., President and Chief Executive Officer;

•	John A. Latham, Ph.D., Chief Scientific Officer;

•	Mark J. Litton, Ph.D., Chief Business Officer; and

•	Jeffrey T.L. Smith, MD., FRCP, Senior Vice President, Translational Medicine.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation		Option Awards(1)	All Other Compensation		Total
Randall C. Schatzman, Ph.D.	2014	$420,029	$264,000	(2)	$1,487,715	$31,478	(3)	$2,203,222
President, Chief Executive Officer and Director	2013	384,671	138,482	(4)	—	31,217		554,370

John A. Latham, Ph.D.	2014	376,946	177,165	(2)	574,077	23,948	(5)	1,152,136
Chief Scientific Officer	2013	362,448	108,734	(4)	—	12,925		484,107

Mark J. Litton, Ph.D.	2014	323,835	127,050	(2)	346,892	17,523	(6)	815,300
Chief Business Officer	2013	308,417	83,273	(4)	—	20,157		411,847

Jeffrey T.L. Smith, M.D., FRCP	2014	368,484	154,763	(2)	495,230	18,587	(7)	1,037,064
Senior Vice President, Translational Medicine	2013	354,312	114,265	(4)	—	17,420		485,997

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	Our 2014 company goals related to the advancement of our clinical trials and preclinical programs, business and corporate development objectives, collaboration objectives and financial management objectives. For 2014, our Compensation Committee determined our chief executive officer’s annual performance bonus based on attainment of company objectives, which bonus our Compensation Committee determined was appropriate given our chief executive officer’s responsibility for the overall direction and success of our business. Our Compensation Committee based the 2014 annual performance bonuses for each of the other NEOs on an equal balance of company performance (50%) and individual performance (50%), which our Compensation Committee determined was appropriate in order to reinforce the importance of integrated and collaborative leadership. For 2014, our Compensation Committee determined that Drs. Latham, Litton and Smith were entitled to 117.5%, 110% and 120% of their target bonuses. Our Compensation Committee determined that Dr. Schatzman should receive 120% of his target bonus.
(3)	Includes: (a) the value of company paid premiums of $20,937 for term-life, long-term care and disability insurance, (b) $10,400 of safe-harbor matching contributions defined in our 401(k) plan, (c) $100 of gym reimbursement and (d) $41 for the cancellation of options to purchase fractional shares resulting from a 1-for-5.5 reverse stock split of our common stock.
(4)	Represents amounts earned in 2013, which were paid during 2014, under our bonus program based on the achievement of company and individual performance goals and other factors deemed relevant by our

Compensation Committee. Our 2013 company goals related to the advancement of our clinical trials and preclinical programs, business and corporate development objectives, collaboration objectives and financial management objectives. For 2013, we determined our chief executive officer’s annual performance bonus based on attainment of company objectives, which bonus our Compensation Committee determined was appropriate given our chief executive officer’s responsibility for the overall direction and success of our business. We based the 2013 annual performance bonuses for each of the other NEOs on an equal balance of company performance (50%) and individual performance (50%), which our Compensation Committee determined was appropriate in order to reinforce the importance of integrated and collaborative leadership. For 2013, our Compensation Committee determined that Drs. Latham, Litton and Smith were entitled to 100%, 90% and 107.5% of their target bonuses. Our Compensation Committee determined that Dr. Schatzman should receive 90% of his target bonus.
(5)	Includes: (a) the value of company paid premiums of $14,062 for term-life, long-term care and disability insurance, (b) $9,772 of safe-harbor matching contributions defined in our 401(k) plan, (c) $100 of gym reimbursement and (d) $14 for the cancellation of options to purchase fractional shares resulting from a 1-for-5.5 reverse stock split of our common stock.
(6)	Includes: (a) the value of company paid premiums of $7,107 for term-life, long-term care and disability insurance, (b) $10,400 of safe-harbor matching contributions defined in our 401(k) plan and (c) $16 for the cancellation of options to purchase fractional shares resulting from a 1-for-5.5 reverse stock split of our common stock.
(7)	Includes: (a) the value of company paid premiums of $18,555 for term-life, long-term care and disability insurance and (b) $32 for the cancellation of options to purchase fractional shares resulting from a 1-for-5.5 reverse stock split of our common stock.

Employment and Change in Control Severance Benefits Agreements

Offer of Employment Letters

We have entered into offer of employment letters with each of the NEOs in connection with his employment with us. With the oversight and approval of our Board of Directors of directors, each of these employment agreements was negotiated on our behalf by our Chief Executive Officer, Dr. Randall Schatzman, with the exception of his own employment agreement. These agreements provided for “at will” employment and set forth the terms and conditions of employment of each NEO, including base salary, standard employee benefit plan participation, and the acceleration of the vesting of restricted stock and stock options held by such NEOs upon the occurrence of certain conditions. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.

Upon our termination of an NEO without cause or upon a constructive termination of an NEO, the vesting and exercisability of all outstanding options to purchase our common stock held by the NEO that were granted before April 1, 2012 will accelerate vesting in full. Upon a change in control, all outstanding options to purchase our common stock held by the NEO that were granted before April 1, 2012, and restricted stock held by the NEO will accelerate in full. Additionally, the offer of employment letters provide that the vesting and exercisability of any options to purchase our common stock granted after April 1, 2012 held by the NEO that are not assumed or substituted for in a change in control will accelerate vesting in full. Moreover, the vesting and exercisability of any and all outstanding options to purchase our common stock held by the NEO granted after April 1, 2012 will accelerate in full if either of the following occurs: (1) the NEO remains employed with the company through the one-year anniversary of the change in control, or (2) the NEO’s employment is terminated by the company without cause or a constructive termination occurs within one year after the change in control. To receive the vesting acceleration benefits upon a termination of the NEO’s employment without cause or upon constructive termination, the NEO would be required to execute a release of claims in our favor.

For purposes of each offer of employment letter, the term “change in control” means a sale of all or substantially all of the our assets, a merger or other reorganization in which we are not the surviving entity or pursuant to which our stockholders immediately prior to the transaction own less than 50% of our combined voting power following the transaction, or the acquisition by one person or entity of more than 50% of our voting power in a single transaction or series of related transactions; provided that none of the following shall be considered a change in control transaction: (1) a merger effected exclusively for the purpose of changing our domicile or (2) an equity financing in which we are the surviving corporation.

For purposes of each offer of employment letter, the term “cause” means any of the following: (1) the executive officer’s continued failure, in the reasonable opinion of our Board of Directors, to perform one or more assigned duties or responsibilities, such failure being evidenced by a written report submitted on behalf of us to our Board of Directors so indicating failure and including a remedy or remedies reasonably satisfactory to our Board of Directors for correcting the asserted failure or failures; (2) failure to follow the lawful directives of the executive officer’s manager(s), such failure being evidenced by a written report submitted by such manager(s) to our Board of Directors so indicating failure and including a remedy or remedies reasonably satisfactory to our Board of Directors; (3) material violation of any of our polices, as evidenced by the executive officer’s signature on a then-current copy of our policy handbook; (4) commission of any act of fraud, embezzlement, dishonesty or any other misconduct that has caused or is reasonably expected to result in material injury to us; (5) unauthorized use or disclosure of any of our proprietary information or trade secrets or any other party to whom the executive officer owes an obligation of nondisclosure as a result of the relationship with us; (6) material breach by the executive officer of any obligations under any written agreement or covenant with us; or (7) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state that a majority of the non-employee members of our Board of Directors approve as the basis for termination of employment.

For purposes of each offer of employment letter, the term “constructive termination” means resignation within 30 days following the occurrence of one of the following events: (1) a reduction by us in the executive officer’s base salary as in effect immediately prior to such reduction; (2) a material adverse change in the executive officer’s position causing such position to be of materially reduced status or responsibility; or (3) relocation of the executive officer’s assigned work site more than 50 miles from his or her work site immediately prior to such relocation.

Executive Severance Benefit Plan

We adopted an Executive Severance Benefit Plan, or the Severance Plan, which became effective in May 2014.

Our Severance Plan provides for the payment of severance benefits to certain eligible employees of our company in the event such persons become subject to involuntary or constructive employment terminations. Benefits under the Severance Plan are provided to our chief executive officer, executive officers and key employees designated by the Board of Directors and who sign a participation notice. Payments under the Severance Plan will be reduced by any severance benefit payable to a participant under any other severance plan, program or agreement. The principal features of our Severance Plan as it applies to participants is summarized below.

Non-Change in Control Severance Benefits

Under the terms of the Severance Plan, in the event we involuntarily terminate any participant for any reason other than cause, death or disability, and such termination is not in connection with or within 12 months following a change in control, if the participant timely executes a release of claims and continues to comply with all restrictive covenant agreements, the participant would be entitled to: (1) a payment on our regular payroll schedule over the applicable severance period equal to the sum of the participant’s monthly base salary and monthly annual target bonus, multiplied by 18, in the case of our chief executive officer, and between six and 12 in the case of all other participants; and (2) payment by us of COBRA premiums to continue health insurance coverage for the participant and his eligible dependents for a period of up to 18 months, in the case of our chief executive officer, and between six and 12 months in the case of all other participants.

For non-chief executive officer participants, for both “Non-Change in Control” and “Change-in Control” termination situations, the applicable multiple to be used in determining the amount of cash severance and the number of months during which COBRA continuation coverage will be available is determined as: six plus one for each full year of service with us, up to a maximum of 12.

Change in Control Severance Benefits

Under the Severance Plan, in the event we involuntarily terminate any participant for any reason other than cause, death or disability, or the participant resigns for Good Reason, and such termination or resignation occurs in connection with or within 12 months following a change in control, then if the participant timely executes a release of claims and continues to comply with all restrictive covenant agreements, the participant generally would be entitled to the following payments and benefits: (1) a single lump sum payment equal to the sum of the participant’s monthly base salary and monthly annual target bonus, multiplied by 18 in the case of our chief executive officer, and between six and 12 in the case of all other participants; (2) payment of COBRA premiums to continue health insurance coverage for the participant and his eligible dependents for a period of up to 18 months, in the case of our chief executive officer, and between six and 12 months in the case of all other participants; and (3) 100% of the shares of our common stock underlying all unvested stock options held by such participant immediately prior to such termination of employment will fully vest and become exercisable, if applicable, on the date of such termination (and if applicable, any acquisition or repurchase rights held by us or any successor corporation with respect to such stock awards will lapse in full on the date of such termination). In addition, 100% of the outstanding and unvested stock will fully vest and become exercisable if the options are not assumed or substituted for in a change in control or, with respect to the chief executive officer, the participant remains employed through the one-year anniversary of the change in control.

Definitions

For purposes of the Severance Plan, “cause” includes, but is not limited to, the following: (1) employee’s continued failure, in the reasonable opinion of the Board of Directors, to perform one or more assigned duties or responsibilities to the company, such failure being evidenced by a written report submitted on behalf of the company to the Board of Directors so indicating failure and including a remedy or remedies reasonably satisfactory to the Board of Directors for correcting the asserted failure(s); (2) failure to follow the lawful directives of employee’s manager(s), such failure being evidenced by a written report submitted by such manager(s) to the Board of Directors so indicating failure and including a remedy or remedies reasonably satisfactory to the Board of Directors; (3) material violation of any company policy; (4) commission of any act of fraud, embezzlement, dishonesty or any other misconduct that has caused or is reasonably expected to result in material injury to the company; (5) unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom employee owes an obligation of nondisclosure as a result of the relationship with the company; (6) material breach by employee of any obligations under any written agreement or covenant with the company; or (7) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state.

For purposes of the Severance Plan, a “resignation for good reason” generally means a participant’s resignation from all positions he or she then holds with us within 30 days following the expiration of the cure period (described below) following the occurrence of any of the following events taken without such participant’s written consent, provided that the participant has given us written notice of the event within 30 days of the first occurrence of such event and has given us at least 30 days to cure the event and, to the extent curable, we have not cured such event within 30 days after receipt of such notice: (1) a material reduction in the participant’s annual base salary; (2) a material adverse change in the participant’s position causing such position to be of materially reduced status or responsibilities; (3) relocation of the participant’s principal place of employment to a place that increases the participant’s one-way commute by more than 50 miles as compared to the participant’s then-current principal place of employment immediately prior to such relocation; or (4) the failure of any successor-in-interest to assume any of our material obligations under the Severance Plan or material written contractual obligation to the participant, which (in either case) adversely affects the participant.

For purposes of the Severance Plan, a “change in control” means a “change in control” as defined in our 2014 Equity Incentive Plan.

In addition, in the event any of the amounts provided for under the Severance Plan or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the participant in full, or (2) reduced to such lesser amount that would result in a smaller or no portion of such payments being subject to the excise tax, whichever amount, after taking into account all applicable taxes, including the excise tax, would result in the participant’s receipt, on an after-tax basis, of the greatest amount of such payments.

We may amend or terminate the Severance Plan or any participation notice at any time provided that a participant’s written consent is obtained if the amendment or termination would adversely affect the participant.

All payments and severance benefits under the Severance Plan are subject to recoupment by us under any clawback policy we adopt in accordance with applicable law and certain other recoupment provisions as determined by the Board of Directors.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2014.

	Vesting Commencement Date	Number of Securities Underlying Unexercised Options(1)			Option Exercise Price	Option Expiration Date
Name		Exercisable	Unexercisable
Randall C. Schatzman, Ph.D.	9/15/2006	100,000	—		$0.39	9/14/2016
	5/18/2007	68,181	—		1.27	11/13/2017
	3/24/2008	118,181	—		1.65	7/22/2018
	2/24/2009	81,817	—		0.99	4/20/2019
	2/26/2010	45,453	—		4.46	2/25/2020
	1/1/2011	44,507	947	(2)	3.96	5/9/2021
	6/13/2012	102,273	61,363	(3)	3.47	6/12/2022
	1/1/2014	—	26,363	(4)	6.77	2/10/2024
	5/7/2014	—	90,909	(4)	10.00	5/6/2024
	7/8/2014	—	80,000	(4)	16.90	7/7/2024

John A. Latham, Ph.D.	9/15/2006	100,000	—		0.39	9/14/2016
	5/18/2007	40,909	—		1.27	11/13/2017
	3/24/2008	72,727	—		1.65	7/22/2018
	2/24/2009	31,818	—		0.99	4/20/2019
	2/26/2010	22,727	—		4.46	2/25/2020
	6/13/2012	59,659	35,795	(3)	3.47	6/12/2022
	1/1/2014	—	13,635	(4)	6.77	2/10/2024
	5/7/2014	—	18,181	(4)	10.00	5/6/2024
	7/8/2014	—	40,000	(4)	16.90	7/7/2024

Mark J. Litton, Ph.D.	9/15/2006	100,000	—		0.39	9/14/2016
	5/18/2007	20,454	—		1.27	11/13/2017
	3/24/2008	36,363	—		1.65	7/22/2018
	2/24/2009	22,727	—		0.99	4/20/2019
	2/26/2010	30,000	—		4.46	2/25/2020
	6/13/2012	25,569	15,340	(3)	3.47	6/12/2022
	1/1/2014	—	9,090	(4)	6.77	2/10/2024
	5/7/2014	—	9,090	(4)	10.00	5/6/2024
	7/8/2014	—	25,000	(4)	16.90	7/7/2024

Jeffrey T.L. Smith, M.D., FRCP	1/20/2004	61,818	—		0.06	7/18/2015
	9/15/2006	43,272	—		0.39	9/14/2016
	5/18/2007	16,090	—		1.27	11/13/2017
	3/24/2008	36,363	—		1.65	7/22/2018
	2/24/2009	40,909	—		0.99	4/20/2019
	2/26/2010	22,727	—		4.46	2/25/2020
	6/13/2012	17,045	10,227	(3)	3.47	6/12/2022
	12/12/2012	15,909	15,909	(5)	3.47	12/11/2022
	01/01/2014	—	13,636	(4)	6.77	2/10/2024
	05/07/2015	—	13,636	(4)	10.00	5/6/2024
	07/08/2014	—	35,000	(4)	16.90	7/7/2024

(1)	Pursuant to offer of employment letters between each NEO and us, the vesting of such NEO’s option awards will accelerate under certain circumstances as described under “—Employment and Change in Control Severance Benefits Agreements.”

(2)	The unvested shares are scheduled to vest in approximately equal monthly installments through January 1, 2015, subject to continued service with us through each relevant vesting date.
(3)	The unvested shares are scheduled to vest in approximately equal monthly installments through June 13, 2016, subject to continued service with us through each relevant vesting date.
(4)	The unvested shares are scheduled to vest over a four-year period as follows: 25% of the shares underlying the options vest on the one-year anniversary of the vesting commencement date and thereafter 1/48th of the shares vest each month, subject to continued service with us through each relevant vesting date.
(5)	The unvested shares are scheduled to vest in approximately equal monthly installments through December 12, 2016, subject to continued service with us through each relevant vesting date.

DIRECTOR COMPENSATION

We currently provide cash compensation to certain of our non-employee directors. From time to time, we have granted stock options to certain of our non-employee directors as compensation for their services. Dr. Schatzman, who is also an employee, is compensated for his service as an employee and does not receive any additional compensation for his service on our Board of Directors.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2014.

Name	Cash Compensation		Option Awards(1)	Total
Stephen M. Dow	$42,505		$—	$42,505
Peter Bisgaard(2)	—		—	—
Gary Bridger, Ph.D.	28,548		—	28,548
Aaron Davidson	34,892	(3)	—	34,892
A. Bruce Montgomery, M.D.	38,570		25,462	64,032
Deepa R. Pakianathan, Ph.D.	28,548	(4)	—	28,548
Heather Preston, M.D.	32,355		—	32,355
Clay B. Siegall, Ph.D.	42,740		25,462	68,202

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The table below lists the aggregate number of shares subject to outstanding option awards held by each of our non-employee directors.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2014
Stephen M. Dow	—
Peter Bisgaard	—
Gary Bridger, Ph.D.	—
Aaron Davidson	—
A. Bruce Montgomery, M.D.	31,816
Deepa R. Pakianathan, Ph.D.	—
Heather Preston, M.D.	—
Clay B. Siegall, Ph.D.	77,266

(2)	Mr. Bisgaard has waived the right to receive any cash or equity compensation in connection with his service on our Board of Directors.

(3)	Cash compensation earned by Mr. Davidson during 2014 was paid to H.I.G. Capital LLC.
(4)	Cash compensation earned by Dr. Pakianathan during 2014 was paid to Delphi Management Partners VII, L.L.C.

In March 2014, our Board of Directors adopted a non-employee director compensation policy, pursuant to which we compensate our non-employee directors with an annual cash retainer. Each such director receives an annual base cash retainer of $40,000 for such service, to be paid monthly. The non-executive chairperson of our Board of Directors receives an additional annual base cash retainer of $20,000 for such service, to be paid monthly.

The policy also provides that we compensate the members of our Board of Directors for service on our committees as follows:

•	The chairperson of our Audit Committee receives an annual cash retainer of $15,000 for such service, paid monthly, and each of the other members of the Audit Committee receives an annual cash retainer of $7,500, paid monthly.

•	The chairperson of our Compensation Committee receives an annual cash retainer of $10,000 for such service, paid monthly, and each of the other members of the Compensation Committee receives an annual cash retainer of $5,000, paid monthly.

•	The chairperson of our Nominating and Corporate Governance Committee receives an annual cash retainer of $7,000 for such service, paid monthly, and each of the other members of the Nominating and Corporate Governance Committee receives an annual cash retainer of $3,500, paid monthly.

The policy further provides for the grant of equity awards as follows:

•	Upon a non-employee director’s election to our Board of Directors, such director will receive an option to purchase 12,700 shares of our common stock. One-third of the shares subject to each stock option will vest on the one-year anniversary of the date of grant, one-third of the shares subject to each stock option will vest on the two-year anniversary of the date of grant and one-third of the shares subject to each stock option will vest on the three year anniversary of the date of grant, such that the option is fully vested on the third anniversary of the date of grant, subject to the director’s continued service through each such vesting date and will vest in full upon a change in control.

•	On the date of each annual meeting of stockholders, each non-employee director will receive an option to purchase an additional 6,350 shares of our common stock.

Each of these options will be granted with an exercise price equal to the fair market value of our common stock on the date of such grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2014. All outstanding awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted- Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders:
2005 Stock Option Plan	2,051,061	2.41	—
2014 Equity Incentive Plan(1)	434,161	13.55	3,365,485
2014 Employee Stock Purchase Plan(1)	—	N/A	241,899
Equity compensation plans not approved by security holders:	—	N/A	—

Total	2,485,222	N/A	3,607,384

(1)	Our 2014 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (a) 4% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year; and (b) such other amount as the board of directors may determine. Our 2014 Employee Stock Purchase Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (a) 1% of the outstanding shares of common stock on the first day of such fiscal year; and (b) such other amount as the board of directors, or a committee appointed by the board of directors, may determine.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our directors and NEOs, which are described elsewhere in this Proxy Statement, below we describe transactions since January 1, 2014 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

INVESTOR RIGHTS AGREEMENT

We are party to an investor rights agreement that provides holders of our preferred stock, including certain holders of more than 5% of our capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

The registration of shares of our common stock pursuant to the exercise of certain registration rights would enable the holders to sell these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to certain demand, piggyback and Form S-3 registrations.

INDEMNIFICATION AGREEMENTS

Our amended and restated certificate of incorporation provides that we may indemnify our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide that we will indemnify our directors and officers and may indemnify our other employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.

POLICY ON FUTURE RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our capital stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into after presentation, consideration and approval by our Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Alder stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Alder. Direct your written request to Corporate Secretary, Alder BioPharmaceuticals, Inc. 11804 North Creek Parkway South, Bothell, WA 98011 or contact our Corporate Secretary at (425) 205-2900. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark Litton

Chief Business Officer, Treasurer and Corporate Secretary

April 9, 2015

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Corporate Secretary, Alder BioPharmaceuticals, Inc. 11804 North Creek Parkway South, Bothell, WA 98011.

ANNUAL MEETING OF STOCKHOLDERS OF

ALDER BIOPHARMACEUTICALS, INC.

May 19, 2015

GO GREEN

20230000000000001000 9 051915

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Stephen M. Dow
○ A. Bruce Montgomery

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF ALDER BIOPHARMACEUTICALS, May 19, 2015 INC. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18962 Please sign, date and mail your proxy card in the envelope provided as soon as possible. ————————— Please detach along perforated line and mail in the envelope provided. ———————— 20230000000000001000 9 051915 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Nominees for Election for a Three-Year Term Expiring at the 2018 2. To ratify the selection by the Audit Committee of the Board of FOR AGAINST ABSTAIN Annual Meeting: Directors of PricewaterhouseCoopers LLP as the independent NOMINEES: registered public accounting firm of Alder BioPharmaceuticals, FOR ALL NOMINEES O O Stephen A. Bruce M. Montgomery Dow Inc. for its fiscal year ending December 31, 2015. FOR WITHHOLD ALL NOMINEES AUTHORITY In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed (See FOR ALL instructions EXCEPT below) will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MARK?“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALDER BIOPHARMACEUTICALS, INC.

May 19, 2015

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20230000000000001000 9 051915

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Stephen M. Dow
○ A. Bruce Montgomery

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALDER BIOPHARMACEUTICALS, ANNUAL MEETING OF STOCKHOLDERS OF INC. May 19, 2015 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM?EST?the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. INPERSON—You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements ACCOUNT NUMBER and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18962 ————————— Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ———————— 20230000000000001000 9 051915 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Nominees for Election for a Three-Year Term Expiring at the 2018 2. To ratify the selection by the Audit Committee of the Board of FOR AGAINST ABSTAIN Annual Meeting: Directors of PricewaterhouseCoopers LLP as the independent NOMINEES: registered public accounting firm of Alder BioPharmaceuticals, FOR ALL NOMINEES O O A. Stephen Bruce M. Montgomery Dow Inc. for its fiscal year ending December 31, 2015. FOR WITHHOLD ALL NOMINEES AUTHORITY In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed FOR (See ALL instructions EXCEPT below) will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 MARK?“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALDER BIOPHARMACEUTICALS, INC. Proxy for Annual Meeting of Stockholders on May 19, 2015 Solicited on Behalf of the Board of Directors The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2015 Annual Meeting of Stockholders of Alder BioPharmaceuticals, Inc., the accompanying proxy statement and the 2014 Annual Report, and hereby appoint(s) Randall Schatzman, Mark Litton and Larry Benedict, or any of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alder BioPharmaceuticals, Inc. that the undersigned stockholder(s) is/are entitled to vote at the 2015 Annual Meeting of Stockholders of Alder BioPharmaceuticals, Inc. to be held at 10:00 a.m. local time on May 19, 2015 at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355, and any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder(s), with discretionary authority as to any and all other matters that may properly come before the meeting. If no such direction is made, the proxyholders will have the authority to vote FOR each of the nominees listed in Proposal No. 1 and FOR Proposal No. 2. (Continued and to be signed on the reverse side.) 1.1 14475